Exhibit 10.3

TRANSFER AND AGREEMENT

This Transfer and Agreement (the “Transfer and Agreement”) is dated as of the Effective Date set forth below and is entered into by and among (a) Bayerische Hypo-und Vereinsbank AG, New York Branch (“HVB”), in its capacity as Administrative Agent for the lenders (the “Resigning Agent”) pursuant to the Credit Agreement dated as of May 18, 2005, as amended to date (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Technology Investment Capital Corp. (the “Borrower”), the several banks and other financial institutions from time to time party thereto (collectively, the “Lenders”) and the Resigning Agent as administrative agent for the Lenders, (b) Royal Bank of Canada (“RBC”) in its capacity as successor agent (in such capacity, the “Successor Agent”), (c) HVB in its capacity as a Lender, (d) RBC in its capacity as a Lender, and (e) the Borrower. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement . The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Transfer and Agreement as if set forth herein in full.

1.	Resignation of Agent; Appointment of Successor Agent.

(a)    Pursuant to Section 11.8 of the Credit Agreement, the Resigning Agent hereby resigns as Agent pursuant to the Credit Agreement and appoints the Successor Agent as its successor. By its signature hereunder, the Successor Agent hereby accepts such appointment. The undersigned parties hereby consent and agree to the aforesaid appointment and waive any further notices or approvals required pursuant to Section 11.8 of the Credit Agreement.

(b)    From and after the Effective Date, all references in the Loan Documents to Resigning Agent as Agent shall be construed as references to the Successor Agent. In furtherance and not in limitation of the foregoing, the Resigning Agent hereby assigns and transfers to the Successor Agent all estate, right, title, interest and obligations of the Resigning Agent as Agent in and under the Loan Documents and the security thereby constituted and the benefit of all covenants, undertakings, agreements, representations therein contained (the interests so assigned referred to herein as the “Agency Interest”) and Successor Agent hereby assumes such Agency Interest. Accordingly, from and after the Effective Date, Resigning Agent shall be relieved of any obligations as Agent pursuant to the Credit Agreement.

(c)    Resigning Agent shall, as soon as is reasonably possible on or after the Effective Date, deliver to Successor Agent, all documents of title or other original documents held by Resigning Agent in its capacity as Agent or otherwise on behalf of the Lenders. In addition, Resigning Agent shall (subject to reimbursement by the Borrower of any cost being incurred by it) from time to time execute, sign, perfect, do and (if required) register every notice, document, act or thing as Successor Agent may reasonably require to vest in RBC the Agency Interests.

(d)    Notwithstanding anything else to the contrary set forth herein, HVB, in its capacity as Resigning Agent, shall retain the benefit of the provisions of the Loan Documents that expressly survive the resignation by the Agent (in its capacity as such) pursuant to the Loan Documents.

2.    Termination of Commitment.    HVB hereby reduces its Commitment Amount to zero and terminates its Commitment pursuant to the Credit Agreement. By their respective signatures hereunder, each of the Borrower and RBC (in its respective capacities as a Lender and Successor Agent) consent and agree to the aforesaid termination. Notwithstanding anything else to the contrary set forth herein, HVB, in its capacity as a former Lender, shall retain the benefit of the provisions of the Loan Documents that expressly survive the termination of HVB’s Commitment pursuant to the Loan Documents.

3.    Release of HVB.    Each of the Borrower and RBC (in its capacity as the Successor Agent and a Lender), by their respective signatures set forth below, hereby forever mutually release, relinquish, acquit and forever discharge HVB and its current and former directors, shareholders, members, officers, agents, representatives, employees, attorneys, parents, subsidiaries and affiliated companies (and their respective directors, officers and employees, heirs, executors, administrators, successors and assigns) from any and all actions, causes of action, charges, claims, costs, damages, demands, duties, expenses, judgments, liabilities, obligations, remedies, rights, responsibilities, suits and undertakings of every nature and kind whatsoever that have been or could have been asserted by, through or under them against each other under or otherwise with respect to the Loan Documents.

4.    Ratification of Commitment of RBC.    RBC’s hereby ratifies and confirms its Commitment pursuant to the Credit Agreement and further confirms that after giving effect to the termination of HVB’s Commitment, the Commitment Amount of RBC shall be $40,000,000.00.

5.    Effective Date.    This Transfer and Agreement shall be effective as of February 16, 2006.

6.    Expense Reimbursement.    By its signature hereunder, the Borrower hereby agrees to reimburse the Resigning Agent for all reasonable out-of-pocket costs and expenses incurred by it in connection with the preparation, negotiation, execution and delivery of this Transfer and Agreement and consummation of the transactions contemplated on its part thereby (including, without limitation, any costs incurred to accommodate the transfer of the Agency Interests to the Successor Agent pursuant to Section 1(c)), including the reasonable fees and disbursements of counsel to the Resigning Agent.

The terms set forth in this Transfer and Agreement are hereby agreed to:

RESIGNING AGENT AND LENDER:

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH,

by /s/ Debra L. Laskowski
Title: Managing Director

by /s/ Craig M. Pinsly, CFA
Title: Director

SUCCESSOR AGENT AND LENDER:

ROYAL BANK OF CANADA,

by /s/ Mark Narbey
Title: Authorized Signatory

Acknowledged and Agreed:

BORROWER:

TECHNOLOGY INVESTMENT CAPITAL CORP.

by /s/ Saul B. Rosenthal
Title: President

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

TRANSFER AND AGREEMENT

Representations and Warranties.

Resigning Agent. The Resigning Agent (a) represents and warrants that (i) it is the legal and beneficial owner of the Agency Interest, (ii) the Agency Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Transfer and Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower of its obligations under any Loan Document.

Successor Agent. The Successor Agent (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Transfer and Agreement and to consummate the transactions contemplated hereby and to become the Successor Agent under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Agency Interest and become the Successor Agent, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as Agent thereunder and, to the extent of the Agency Interest, shall have the obligations of the Agent with respect thereto, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer and Agreement and to accept the Agency Interest on the basis of which it has made such analysis and decision independently and without reliance on the Resigning Agent or any other Lender, and (v) attached to this Transfer and Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Successor Agent; and (b) agrees that (i) it will, independently and without reliance on the Resigning Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as Agent.

Lenders. Each of the Lenders (a) represents and warrants it has full power and authority, and has taken all action necessary, to execute and deliver this Transfer and Agreement and to consummate the transactions contemplated on its part hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower of its obligations under any Loan Document.

Borrower. The Borrower (a) represents and warrants it has full power and authority, and has taken all action necessary, to execute and deliver this Transfer and Agreement and to consummate the transactions contemplated on its part hereby; and (b) confirms that as of the date hereof, and after giving effect to the transactions contemplated by this transfer and Agreement, no Default or Event of Default has occurred and is continuing pursuant to the Credit Agreement.

General Provisions. This Transfer and Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Transfer and Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Transfer and Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Transfer and Agreement. This Transfer and Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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